UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021 (August 23, 2021)

Investcorp Credit Management BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue

39th Floor

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICMB	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

46490209.3

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2021, Investcorp Credit Management BDC, Inc. (the “Company”), through Investcorp Credit Management BDC SPV, LLC (“Investcorp BDC SPV”), its wholly-owned subsidiary, entered into a five-year, $115 million senior secured revolving credit facility (the “New Revolving Financing”) with Capital One, N.A. (“Capital One”), which is secured by collateral consisting primarily of loans in the Company’s investment portfolio. The New Revolving Financing, which will expire on August 22, 2026 (the “Maturity Date”), features a three-year reinvestment period and a two-year amortization period.

Borrowings under the New Revolving Financing will generally bear interest at a rate per annum equal to LIBOR plus 2.35%. Default interest rate will be equal to the interest rate then in effect plus 2.00%. The New Revolving Financing requires the payment of (A) an upfront fee of 1.125% of the New Revolving Financing at the closing, and (B) an unused fee of (i) 0.75% annually for any undrawn amounts below 50% of the New Revolving Financing, (ii) 0.50% annually for any undrawn amounts between 50% and 75% of the New Revolving Financing, and (iii) 0.25% annually for any undrawn amounts above 75% of the New Revolving Financing. Borrowings under the New Revolving Financing are based on a borrowing base. The New Revolving Financing generally requires payment of interest and fees on a quarterly basis. All outstanding principal is due on the Maturity Date. The New Revolving Financing also requires mandatory prepayment of interest and principal upon certain events.

The description above is only a summary of the material provisions of the New Revolving Financing and is qualified in its entirety by reference to the agreements attached as Exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 25, 2021, the Company issued a press release announcing its preliminary financial results for the quarter and year ended June 30, 2021. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan, Security and Investment Management Agreement, dated as of August 23, 2021, by and among CM Investment Partners LLC, Investcorp BDC SPV, as borrower, each of the lenders from time to time party thereto, Capital One, as administrative agent, hedge counterparty, swingline lender and arranger, and Wells Fargo Bank, National Association, as collateral custodian
10.2	Sale and Contribution Agreement, dated as of August 23, 2021, by and between Investcorp BDC SPV, as buyer, and the Company, as seller
10.3	Pledge Agreement, dated as of August 23, 2021, by and between the Company, as pledgor, in favor of Capital One, as administrative agent
99.1	Press Release, dated August 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2021	INVESTCORP CREDIT MANAGEMENT BDC, INC.

	By:	/s/ Rocco DelGuercio
		Name:	Rocco DelGuercio
		Title:	Chief Financial Officer

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